EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                     State or Country
Name                                                 of Incorporation
---------------------------------------              ----------------

Century Casinos Management, Inc.                         Delaware

Century Casinos - Nevada, Inc.                           Nevada

Century Management und BeteiligungsGmbH                  Austria

Century Casinos Cripple Creek, Inc.                      Colorado

Century Casinos Missouri, Inc.                           Missouri

WMCK Acquisition Corp.                                   Delaware

WMCK Venture Corp.                                       Delaware

Century Casinos Africa (Pty) Limited                     South Africa